UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 28, 2018

THEMAVEN, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-12471	68-0232575
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 Fourth Avenue, Suite 200 Seattle, WA	98101
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  775-600-2765

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction .2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

* Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If any emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01.   Changes in Registrant’s Certifying Accountant.

BDO USA, LLP (“BDO”), which is an independent registered public accounting firm registered with, and governed by the rules of, the Public Company Accounting Oversight Board, has advised TheMaven, Inc. (the “Company”) that BDO resigned as the Company’s principal accountants, effective September 28, 2018.

BDO’s audit report on the Company’s consolidated financial statements as of and for the fiscal year ended December 31, 2017 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles, except that BDO’s report with respect to the fiscal year ended December 31, 2017, contained an explanatory paragraph indicating that substantial doubt existed regarding the Company’s ability to continue as a going concern.

During the Company’s fiscal year ended December 31, 2017, and the subsequent interim period from February 5, 2018, through September 28, 2018, the date of BDO’s resignation, (i) there were no disagreements with BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to BDO’s satisfaction, would have caused BDO to make reference to the subject matter of the disagreements in connection with its report, and (ii) there were no “reportable events” as such term is defined in Item 304(a)(1)(v) of Regulation S-K except for the following:

A)	BDO advised the Company that the following material weaknesses in internal control over financial reporting existed:

(1) the Company lacks a functioning audit committee resulting in ineffective oversight in the establishment and monitoring of required internal controls and procedures;

(2) the Company has inadequate segregation of duties consistent with its control objectives;

(3) the Company lacks accounting resources to perform review over complex accounting analysis required by the Company, including analysis related to stock-based compensation, capitalized software, identification and treatment of derivative instruments, fair value measurements, and income taxes. The Company also has inadequate accounting resources and processes for timely concluding on complex accounting matters; and

(4) the Company has ineffective controls over its period end financial disclosure and reporting processes.

B)	BDO has advised the Company of certain matters that if further investigated, might materially impact the unaudited interim financial statements as of and for the three and six months ended June 30, 2018. However due to BDO’s resignation, BDO did not conduct further investigation. These matters are as follows:

(1) The accounting, measurement, and classification of the 8% convertible notes payable and the 10% convertible notes payable issued by the Company during the three months ended June 30, 2018; and

(2) the collectability of the $1,000,000 note receivable from Say Media Inc.

BDO has discussed the aforementioned reportable events with the Board of Directors of the Company.

The Company provided BDO with a copy of this Form 8-K prior to its filing with the Securities and Exchange Commission and requested BDO to furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made above. Attached, as Exhibit 16.1, is a copy of BDO's letter to the Securities and Exchange Commission.

Item 9.01.   Financial Statements and Exhibits

(d) Exhibits

Item 16.1	Letter from BDO USA, LLP to SEC, dated October 4, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THEMAVEN, INC.

Dated: September 28, 2018	By:	/s/ Josh Jacobs
Name: Josh Jacobs
Title: President

Exhibit Index

Item	Description

16.1	Letter from BDO USA, LLP to SEC, dated October 4, 2018